Exhibit 99.1
Contacts:

William (B.J.) Lehmann, J.D.	Investor Relations: Lisa M. Wilson
President and COO	In-Site Communications, Inc.
Tel: (216) 431-9900	Tel: (917) 543-9932
bjlehmann@athersys.com	lwilson@insitecony.com
ATHERSYS REPORTS 2009 THIRD QUARTER RESULTS
MultiStem Programs Continue to Progress
Cleveland, OHIO, (November 5, 2009) — Athersys, Inc. (NASDAQ: ATHX) today announced its financial results for the quarter ended September 30, 2009.
Third Quarter Highlights Include:
•
Continued enrollment in two MultiStem® phase I clinical trials, for patients who suffer an acute myocardial infarction (AMI) and for the complications, including graft-versus-host disease (GVHD), associated with bone marrow and peripheral blood stem cell transplants for treating leukemia and related cancer;

•	Ongoing partnering discussions around multiple product development programs;

•	Revenues of $484,000 and a net loss of $3.4 million for the quarter ended September 30, 2009; and

•	A quarter-end capital position of $22.4 million in cash, cash equivalents and available-for-sale securities.
“During the third quarter of 2009, we made continued progress in our two phase I studies for the treatment of AMI and for cancer treatment support in patients at risk for GVHD and other complications using our proprietary MultiStem platform. We completed the second dosing cohort for the AMI study and are currently enrolling patients in the third dosing cohort. Overall enrollment in this trial is now two-thirds complete. We remain on track to complete enrollment for this study early next year and anticipate disclosure of top-line data during the second quarter of 2010,” said Gil Van Bokkelen, Ph.D., Chairman and Chief Executive Officer. “For our cancer treatment support trial, we have also completed the first two dosing cohorts and are currently enrolling patients in the third cohort. The independent safety committee for this study has reviewed the interim safety data and has confirmed that we may move forward into the higher dosing group, as well as initiate the multi-dose arm of the study.”

“In addition to advancing our clinical and preclinical programs, we remain actively engaged in partnering discussions involving multiple programs. As we have described previously, we intend to partner selectively with companies that share our vision of developing best in class therapeutic products and that are committed to our mutual success. While we advance our programs and progress partnering discussions, we also continue to evaluate our use of cash resources to maintain a strong balance sheet and healthy financial position.”
Third Quarter Results
Revenues for the three months ended September 30, 2009 decreased to $0.5 million from $1.3 million for the comparable period in 2008 due principally to a decrease in grant revenues and license fees during the third quarter of 2009. Grant revenue decreased $0.1 million for the period primarily due to the completion late in 2008 of a three-year state grant, and to the timing of expenditures that are reimbursed with grant proceeds. License fee revenue decreased $0.7 million for the period as a result of the nature and timing of target acceptances and fees under our collaboration agreement with Bristol-Myers Squibb. Net loss for the three months ended September 30, 2009 decreased to $3.4 million from $4.5 million for the comparable period in 2008 primarily due to a decrease of $2.0 million in research and development costs for the period, partially offset by the decreased revenue described above. The decrease in research and development costs was primarily related to costs incurred in 2008 for development of ATHX-105, which was suspended early in 2009.
Conference Call
As previously announced, the Company will host a conference call today at 4:30 p.m. (Eastern Daylight Savings Time) to review the results. Gil Van Bokkelen, Chairman and Chief Executive Officer, and William (B.J.) Lehmann, President and Chief Operating Officer, will host the call. Investors and other interested parties are invited to listen to the conference call by dialing 800-273-1254 in the U.S. and Canada, 973-638-3440 from abroad, or via a live Internet broadcast on the Company’s website at www.athersys.com under the Investor Relations section.
A replay will be available for on-demand listening shortly after the completion of the call until 11:59 PM (Eastern Daylight Savings Time) on November 19, 2009 at the aforementioned website, or by dialing 800-642-1687 in the U.S. and Canada, or 706-645-9291 from abroad, and entering access code 36174982.
About Athersys, Inc.
Athersys is a biopharmaceutical company engaged in the discovery and development of therapeutic product candidates designed to extend and enhance the quality of human life. The Company is developing MultiStem, a patented, adult-derived “off-the-shelf” stem cell product platform for multiple disease indications, including damage caused by myocardial infarction, bone marrow transplantation/oncology support, ischemic stroke and other indications. The Company is also developing a portfolio of other therapeutic programs, including orally active pharmaceutical product candidates for the treatment of metabolic and central nervous system disorders, utilizing proprietary technologies, including Random Activation of Gene Expression (RAGE). More information is available at www.athersys.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These forward-looking statements relate to, among other things, the expected timetable for development of our product candidates, our growth strategy, and our future financial performance, including our operations, economic performance, financial condition, prospects, and other future events. We have attempted to identify forward-looking statements by using such words as “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “should,” “will,” or other similar expressions. These forward-looking statements are only predictions and are largely based on our current expectations. A number of known and unknown risks, uncertainties, and other factors could affect the accuracy of these statements. Some of the more significant known risks that we face are the risks and uncertainties inherent in the process of discovering, developing, and commercializing products that are safe and effective for use as human therapeutics, including the uncertainty regarding market acceptance of our product candidates and our ability to generate revenues, including MultiStem for the treatment of a variety of indications. These risks may cause our actual results, levels of activity, performance, or achievements to differ materially from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. Other important factors to consider in evaluating our forward-looking statements include: our ability to successfully initiate or complete clinical trials for our product candidates; the possibility of delays in, adverse results of, and excessive costs of the development process; changes in external market factors; changes in our industry’s overall performance; changes in our business strategy; our ability to protect our intellectual property portfolio; our possible inability to enter into strategic partnerships or licensing or co-development arrangements for certain product candidates; our possible inability to execute our strategy due to changes in our industry or the economy generally, including the current economic crisis; our ability to obtain capital in difficult market conditions; changes in financial stability of collaborators; changes in productivity and reliability of suppliers; and the success of our competitors and the emergence of new competitors. You should not place undue reliance on forward-looking statements contained in this press release, and we undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.
(Tables Follow)

Athersys, Inc.
Condensed Consolidated Balance Sheets
(In Thousands)

	September 30,	December 31,
	2009	2008
	(Unaudited)	(Note)
Assets
Cash, cash equivalents and available-for-sale securities	$22,433	$31,613
Other current assets	962	1,091
Equipment, net	580	701
Other long-term assets	393	472

Total assets	$24,368	$33,877

Liabilities and stockholders’ equity
Accounts payable and accrued expenses	$1,653	$2,314
Total stockholders’ equity	22,715	31,563

Total liabilities and stockholders’ equity	$24,368	$33,877

Note: The Condensed Consolidated Balance Sheet Data at December 31, 2008 has been derived from the audited financial statements as of that date.

Athersys, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except share and per share data)
(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2009	2008	2009	2008
Revenues
License fees	$167	$885	$636	$1,728
Grant revenue	317	393	654	1,118

Total revenues	484	1,278	1,290	2,846

Costs and expenses
Research and development	2,704	4,730	7,868	12,782
General and administrative	1,189	1,246	3,928	4,108
Depreciation	58	49	175	158

Total costs and expenses	3,951	6,025	11,971	17,048

Loss from operations	(3,467)	(4,747)	(10,681)	(14,202)
Interest income and other	89	254	331	1,016
Interest expense	(2)	—	(2)	(93)

Net loss	$(3,380)	$(4,493)	$(10,352)	$(13,279)

Basic and diluted net loss per share	$(0.18)	$(0.24)	$(0.55)	$(0.70)
Weighted average shares outstanding, basic and diluted	18,928,193	18,927,988	18,928,057	18,927,988